                                                                     EXHIBIT 5.1


                      Orrick, Herrington & Sutcliffe LLP

                               October 19, 2000


Targeted Genetics Corporation
1100 Olive Way, Suite 100
Seattle, Washington  98101

     Re: Registration Statement on Form S-8 for 2000 Genovo, Inc. Roll-Over Stock Option Plan

Ladies and Gentlemen:

     We have acted as counsel to Targeted Genetics Corporation (the "Company") in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), that the Company is filing with the Securities and Exchange Commission with respect to 679,444 shares of Common Stock, $.01 par value per share (the "Shares"), in connection with the Targeted Genetics Corporation 2000 Genovo, Inc. Roll-Over Stock Option Plan (the "Plan").

     We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed relevant and necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

     Based on and subject to the foregoing, we are of the opinion that any Shares that may be issued pursuant to the Plan have been duly authorized and that, upon the due execution by the Company and the registration by its registrar of such Shares and the sale of such Shares by the Company in accordance with the terms of the Plan, and the receipt of consideration for such Shares in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                              Very truly yours,

                              /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP